                             CERTIFICATE OF TRUST OF
                           Delaware Group Premium Fund

         This Certificate of Trust of Delaware Group Premium Fund, a business trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act"), sets forth the following:

         FIRST: The name of the business trust formed hereby is Delaware Group Premium Fund.

         SECOND: The address of the registered office of the Trust in the State of Delaware is at 1209 Orange Street, Wilmington, Delaware 19801 and the name and address of the registered agent for service of process on the Trust in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80a-1 et seq.).

         FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         In witness whereof, the undersigned, being all of the trustees of Delaware Group Premium Fund, have duly executed this Certificate of Trust as of the 17th day of December, 1998.

By: /s/  Wayne A. Stork                               By: /s/  Jeffrey J. Nick
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         Wayne A. Stork                                        Jeffrey J. Nick
         Trustee                                               Trustee

By: /s/  Walter P. Babich                             By: /s/  John H. Durham
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         Walter P. Babich                                      John H. Durham
         Trustee                                               Trustee

By: /s/  Anthony D. Knerr                             By: /s/  Ann R. Leven
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         Anthony D. Knerr                                      Ann R. Leven
         Trustee                                               Trustee

By: /s/  W. Thacher Longstreth                        By: /s/  Thomas F. Madison
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         W. Thacher Longstreth                                 Thomas F. Madison
         Trustee                                               Trustee

By: /s/  Charles E. Peck
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         Charles E. Peck
         Trustee